N E W S R E L E A S E

Investors:	Brett Manderfeld	John S. Penshorn	Media:	Tyler Mason
	Vice President	Senior Vice President		Vice President
	952-936-7216	952-936-7214		424-333-6122

(For Immediate Release)

UNITEDHEALTH GROUP REPORTS THIRD QUARTER RESULTS

•	Revenues of $56.6 Billion Grew 12% Year-Over-Year

•	Earnings from Operations Grew 12% to $4.6 Billion

•	Cash Flows from Operations were $0.9 Billion;
Adjusted Cash Flows from Operations were $6.1 Billion, or 1.9x Net Earnings

•	Net Earnings of $3.24 Per Share Grew 29% Year-Over-Year

•	Adjusted Net Earnings of $3.41 Per Share Grew 28% Year-Over-Year

NEW YORK, NY (October 16, 2018) - UnitedHealth Group (NYSE: UNH) reported third quarter results, with continued strong, well-diversified performance across the enterprise.

“These results reflect our businesses delivering increased value at an accelerating pace to society and the millions of people we serve - one person at a time,” said David S. Wichmann, chief executive officer of UnitedHealth Group.

The Company raised its outlook for 2018 net earnings per share to now approach $12.10, from the prior range of $11.80 to $12.05, and adjusted net earnings per share to now approach $12.80, from the prior range of $12.50 to $12.75.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2018	2017	2018
Revenues	$56.6 billion	$50.3 billion	$56.1 billion
Earnings From Operations	$4.6 billion	$4.1 billion	$4.2 billion
Net Margin	5.6%	4.9%	5.2%

•	UnitedHealth Group’s third quarter 2018 revenues grew $6.2 billion or 12.4 percent year-over-year to $56.6 billion, with strong revenue growth rates across both UnitedHealthcare and Optum.

•
Third quarter earnings from operations grew $502 million or 12.3 percent year-over-year to $4.6 billion. Adjusted net earnings of $3.41 per share grew 28.2 percent, with an improved net margin of 5.6 percent.

•	Adjusted cash flows from operations of $6.1 billion were 1.9x net income in third quarter 2018.

•
The consolidated medical care ratio of 81.0 percent in the third quarter of 2018 decreased 40 basis points year-over-year, with the return of the health insurance tax more than offsetting business mix changes and more moderate reserve development. Favorable medical reserve development of $50 million in the quarter was driven by $120 million in favorable development related to 2018, partially offset by $70 million in unfavorable development from 2017.

•
The operating cost ratio of 15.0 percent in the third quarter of 2018 increased 30 basis points year-over-year, as business mix changes and operating efficiencies were more than offset by the return of the health insurance tax.

•
The third quarter 2018 income tax rate of 22.5 percent decreased 10 percentage points year-over-year, reflecting the reduced federal statutory rate and results of tax planning and management, partially offset by the return of the nondeductible health insurance tax for 2018.

•
Third quarter 2018 days claims payable increased three days sequentially and remained unchanged year-over-year at 51 days. Days sales outstanding of 18 days was flat sequentially while increasing two days year-over-year.

•
Annualized return on shareholders’ equity increased 340 basis points year-over-year to 25.9 percent, and the debt to total capital ratio decreased sequentially by approximately two percentage points to 38.9 percent at September 30, 2018.

•
UnitedHealth Group repurchased 1.9 million shares in the third quarter, bringing year-to-date purchases to 15.7 million shares for $3.65 billion. Dividends paid to shareholders were $866 million in the third quarter, reflecting the 20 percent increase in the Company’s dividend rate in June 2018.

UnitedHealthcare provides global health care benefits, serving individuals and employers, and Medicare and Medicaid beneficiaries. UnitedHealthcare is dedicated to improving the value health care consumers receive by reducing the total cost of care, enhancing the quality of care received, improving health and wellness and simplifying the health care experience.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2018	2017	2018
Revenues	$45.9 billion	$40.7 billion	$45.8 billion
Earnings From Operations	$2.6 billion	$2.4 billion	$2.4 billion
Operating Margin	5.6%	5.9%	5.1%

•
UnitedHealthcare grew to serve 2.8 million more consumers[1] year-over-year in the third quarter of 2018, with revenues growing by $5.2 billion or 12.8 percent to $45.9 billion. Revenue growth was driven by an increasing number of people served, greater membership growth in higher acuity programs, pricing to cover expected medical cost trends and resumption of the health insurance tax for 2018. Third quarter 2018 earnings from operations of $2.6 billion grew 7 percent, while the operating margin of 5.6 percent decreased 30 basis points year-over-year due to higher growth in government program business.

–
UnitedHealthcare Employer & Individual third quarter 2018 revenues of $13.7 billion increased $680 million year-over-year. UnitedHealthcare Employer & Individual grew to serve 65,000 more people through risk-based offerings in the quarter and 130,000 more people year-over-year. Fee-based offerings decreased by 245,000 people year-over-year, as expected.

–
UnitedHealthcare Medicare & Retirement grew revenues by $2.5 billion or 15.2 percent year-over-year to $18.8 billion in the third quarter of 2018. In Medicare Advantage, the business served 525,000 more people year-over-year, including 125,000 more people in the third quarter, including 65,000 from the combination with Peoples Health in the quarter.

–
UnitedHealthcare Community & State revenues of $11.1 billion grew $1.7 billion or 17.9 percent year-over-year, driven by growth of 255,000 people year-over-year, reflecting strong growth serving individuals with higher clinical needs. Membership decreased 80,000 people in the third quarter, with completion of the divestiture of UnitedHealthcare’s plan serving 85,000 community-based members in New Mexico.

–	UnitedHealthcare Global revenues grew 18.2 percent year-over-year to $2.4 billion, due principally to business expansion.

_________________
1 Reflects net consumer growth excluding the TRICARE military health program, which concluded in 2017.

Optum is a health services business serving the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, data analytics, technology and clinical insights, Optum helps improve overall health system performance: optimizing care quality, reducing health care costs and improving the consumer experience and health system performance.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2018	2017	2018
Revenues	$25.4 billion	$22.9 billion	$24.7 billion
Earnings From Operations	$2.0 billion	$1.7 billion	$1.8 billion
Operating Margin	8.0%	7.4%	7.5%

•
In the third quarter of 2018, Optum revenues grew by $2.5 billion or 11 percent year-over-year to $25.4 billion. Optum’s operating margin of 8.0 percent expanded 60 basis points year-over-year. Third quarter earnings from operations grew $334 million or 19.7 percent year-over-year to $2 billion, reflecting strong double-digit percentage earnings growth rates for each business segment.

–
OptumHealth revenues of $6.1 billion grew $800 million or 15.2 percent year-over-year, driven by growth in care delivery, behavioral health, digital consumer engagement and health financial services. OptumHealth served 92 million people at quarter end, having grown to serve 5 million more people[2] over the past year.

–
OptumInsight revenues grew 12.5 percent to $2.3 billion in third quarter 2018, reflecting steady growth in data analytics product and service offerings for customers and growth and expansion in business process outsourcing and care provider advisory services. OptumInsight’s contract backlog of $15.7 billion grew $1.8 billion or nearly 13 percent year-over-year.

–
OptumRx third quarter 2018 revenues grew 9.3 percent year-over-year to $17.4 billion. OptumRx fulfilled 331 million adjusted scripts in third quarter 2018, growing 3.1 percent over the prior year, with favorable mix in specialty pharmacy and home delivery services. During the quarter, OptumRx strengthened its services to patients being treated for complex diseases by adding capabilities in community pharmacy, telepsychiatry and specialty pharmacy services through the acquisitions of Genoa Healthcare and Avella Specialty Pharmacy.

__________________
2 Reflects net consumer growth excluding the TRICARE military health program, which concluded in 2017.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health care company dedicated to helping people live healthier lives and helping make the health system work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.

Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investors page of the Company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be available on the same site through October 30, 2018. The conference call replay can also be accessed by dialing 1-800-695-2533. This earnings release and the Form 8-K dated October 16, 2018 can also be accessed from the Investors page of the Company’s website.

Non-GAAP Financial Information

This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements

The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors.

Some factors that could cause actual results to differ materially from results discussed or implied in the forward-looking statements include: our ability to effectively estimate, price for and manage our medical costs, including the impact of any new coverage requirements; new laws or regulations, or changes in existing laws or regulations, or their enforcement or application, including increases in medical, administrative, technology or other costs or decreases in enrollment resulting from U.S., South American and other jurisdictions’ regulations affecting the health care industry; the outcome of the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in CMS star ratings and other quality scores that impact revenue; reductions in revenue or delays to cash flows received under Medicare, Medicaid and other government programs, including the effects of a prolonged U.S. government shutdown or debt ceiling constraints; changes in Medicare, including changes in payment methodology, the CMS star ratings program or the application of risk adjustment data validation audits; cyber-attacks or other privacy or data security incidents; failure to comply with privacy and data security regulations; regulatory and other risks and uncertainties of the pharmacy benefits management industry; competitive pressures, which could affect our ability to maintain or increase our market share; changes in or challenges to our public sector contract awards; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; failure to achieve targeted operating cost productivity improvements, including savings resulting from technology enhancement and administrative modernization; increases in costs and other liabilities associated with increased litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of acquisitions and other strategic transactions; fluctuations in foreign currency exchange rates on our reported shareholders’ equity and results of operations; downgrades in our credit ratings; the performance of our investment portfolio; impairment of the value of our goodwill and intangible assets if estimated future results do not adequately support goodwill and intangible assets recorded for our existing businesses or the businesses that we acquire; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; and our ability to obtain sufficient funds from our regulated subsidiaries or the debt or capital markets to fund our obligations, to maintain our debt to total capital ratio at targeted levels, to maintain our quarterly dividend payment cycle or to continue repurchasing shares of our common stock.
This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong, and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual future results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws.

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Quarter Ended September 30, 2018

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Supplemental Financial Information - Businesses

•	Supplemental Financial Information - Business Metrics

•	Reconciliation of Non-GAAP Financial Measures

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues
Premiums	$44,613	$39,552	$133,155	$118,075
Products	7,344	6,665	21,050	19,209
Services	4,217	3,858	12,590	11,089
Investment and other income	382	247	1,035	725
Total revenues	56,556	50,322	167,830	149,098
Operating costs
Medical costs	36,158	32,201	108,448	96,829
Operating costs	8,479	7,387	25,371	21,737
Cost of products sold	6,718	6,068	19,373	17,633
Depreciation and amortization	611	578	1,791	1,667
Total operating costs	51,966	46,234	154,983	137,866
Earnings from operations	4,590	4,088	12,847	11,232
Interest expense	(353)	(294)	(1,026)	(878)
Earnings before income taxes	4,237	3,794	11,821	10,354
Provision for income taxes	(953)	(1,233)	(2,603)	(3,252)
Net earnings	3,284	2,561	9,218	7,102
Earnings attributable to noncontrolling interests	(96)	(76)	(272)	(161)
Net earnings attributable to UnitedHealth Group common shareholders	$3,188	$2,485	$8,946	$6,941
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$3.24	$2.51	$9.09	$7.06
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$3.41	$2.66	$9.60	$7.49
Diluted weighted-average common shares outstanding	983	989	984	983
(a) See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	September 30, 2018	December 31, 2017
Assets
Cash and short-term investments	$13,849	$15,490
Accounts receivable, net	10,992	9,568
Other current assets	13,913	12,026
Total current assets	38,754	37,084
Long-term investments	31,929	28,341
Other long-term assets	80,404	73,633
Total assets	$151,087	$139,058
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$19,850	$17,871
Commercial paper and current maturities of long-term debt	1,500	2,857
Other current liabilities	35,027	29,735
Total current liabilities	56,377	50,463
Long-term debt, less current maturities	32,053	28,835
Other long-term liabilities	8,292	7,738
Redeemable noncontrolling interests	1,769	2,189
Equity	52,596	49,833
Total liabilities, redeemable noncontrolling interests and equity	$151,087	$139,058

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2018	2017
Operating Activities
Net earnings	$9,218	$7,102
Noncash items:
Depreciation and amortization	1,791	1,667
Deferred income taxes and other	(127)	(291)
Share-based compensation	512	456
Net changes in operating assets and liabilities	1,923	7,239
Cash flows from operating activities	13,317	16,173
Investing Activities
Purchases of investments, net of sales and maturities	(3,729)	(3,566)
Purchases of property, equipment and capitalized software	(1,505)	(1,391)
Cash paid for acquisitions, net	(5,824)	(908)
Other, net	(187)	(30)
Cash flows used for investing activities	(11,245)	(5,895)
Financing Activities
Common share repurchases	(3,650)	(1,173)
Dividends paid	(2,454)	(2,046)
Net change in commercial paper and long-term debt	1,200	(4,877)
Other, net	1,211	3,639
Cash flows used for financing activities	(3,693)	(4,457)
Effect of exchange rate changes on cash and cash equivalents	(97)	18
(Decrease) increase in cash and cash equivalents	(1,718)	5,839
Cash and cash equivalents, beginning of period	11,981	10,430
Cash and cash equivalents, end of period	$10,263	$16,269
Supplemental Schedule of Noncash Investing Activities
Common stock issued for acquisition	$-	$2,164

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues
UnitedHealthcare	$45,937	$40,734	$137,242	$121,658
Optum	25,391	22,885	73,718	66,793
Eliminations	(14,772)	(13,297)	(43,130)	(39,353)
Total consolidated revenues	$56,556	$50,322	$167,830	$149,098
Earnings from Operations
UnitedHealthcare	$2,559	$2,391	$7,316	$6,736
Optum (a)	2,031	1,697	5,531	4,496
Total consolidated earnings from operations	$4,590	$4,088	$12,847	$11,232
Operating Margin
UnitedHealthcare	5.6%	5.9%	5.3%	5.5%
Optum	8.0%	7.4%	7.5%	6.7%
Consolidated operating margin	8.1%	8.1%	7.7%	7.5%

Revenues
UnitedHealthcare Employer & Individual	$13,734	$13,054	$40,856	$38,759
UnitedHealthcare Medicare & Retirement	18,789	16,306	56,573	49,605
UnitedHealthcare Community & State	11,054	9,378	32,471	27,505
UnitedHealthcare Global	2,360	1,996	7,342	5,789

OptumHealth	$6,052	$5,252	$17,752	$15,107
OptumInsight	2,254	2,004	6,508	5,840
OptumRx	17,437	15,953	50,484	46,740
Optum eliminations	(352)	(324)	(1,026)	(894)
(a) Earnings from operations for Optum for the three and nine months ended September 30, 2018 included $622 and $1,680 for OptumHealth; $534 and $1,382 for OptumInsight; and $875 and $2,469 for OptumRx, respectively. Earnings from operations for Optum for the three and nine months ended September 30, 2017 included $513 and $1,267 for OptumHealth; $414 and $1,080 for OptumInsight; and $770 and $2,149 for OptumRx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	September 30, 2018	June 30, 2018	December 31, 2017	September 30, 2017
Commercial group:
Risk-based	7,955	7,905	7,935	7,805
Fee-based	18,365	18,415	18,595	18,610
Total commercial group	26,320	26,320	26,530	26,415
Individual	495	480	485	515
Total Commercial (a)	26,815	26,800	27,015	26,930
Medicare Advantage	4,915	4,790	4,430	4,390
Medicaid	6,630	6,710	6,705	6,375
Medicare Supplement (Standardized)	4,540	4,505	4,445	4,415
Total Public and Senior	16,085	16,005	15,580	15,180
Total UnitedHealthcare - Domestic Medical	42,900	42,805	42,595	42,110
International	6,070	6,020	4,080	4,080
Total UnitedHealthcare - Medical	48,970	48,825	46,675	46,190

Supplemental Data
Medicare Part D stand-alone	4,725	4,730	4,940	4,945

OPTUM PERFORMANCE METRICS

	September 30, 2018	June 30, 2018	December 31, 2017	September 30, 2017
OptumHealth Consumers Served (in millions) (a)	92	92	88	87
OptumInsight Contract Backlog (in billions)	$15.7	$15.4	$15.0	$13.9
OptumRx Quarterly Adjusted Scripts (in millions)	331	332	333	321

(a) Excludes TRICARE of 2.9 million at December 31, 2017 and September 30, 2017.

Note: UnitedHealth Group served 140 million unique individuals across all businesses at September 30, 2018.

UNITEDHEALTH GROUP
Reconciliation of Non-GAAP Financial Measures

•	Adjusted Net Earnings per Share

•	Adjusted Cash Flows from Operations

Use of Non-GAAP Financial Measures

Adjusted net earnings per share and adjusted cash flows from operations are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Adjusted net earnings per share excludes from GAAP net earnings per share, intangible amortization and other items, if any, that do not reflect the Company's underlying business performance. Management believes the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. Management believes the exclusion of these items provides a more useful comparison of the Company's underlying business performance from period to period.

Management believes the use of adjusted cash flows from operations provides investors and management with useful information to compare our cash flows from operations for the current period to other periods, when the Company does not receive its monthly payment from the Centers for Medicare and Medicaid Services (CMS) in the applicable quarter. CMS generally remits their monthly payments on the first calendar day of the applicable month. However, if the first calendar day of the month falls on a weekend or a holiday, CMS has typically paid the Company on the last business day of the preceding calendar month. Adjusted cash flows from operating activities presents operating cash flows assuming all CMS payments were received on the first calendar day of the applicable month.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)

ADJUSTED NET EARNINGS PER SHARE

	Three Months Ended September 30,		Nine Months Ended September 30,		Projected Year Ended December 31,
	2018	2017	2018	2017	2018
GAAP net earnings attributable to UnitedHealth Group common shareholders	$3,188	$2,485	$8,946	$6,941	Approaching $11,925
Intangible amortization	221	230	661	669	~900
Tax effect of intangible amortization	(54)	(86)	(165)	(249)	~(225)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$3,355	$2,629	$9,442	$7,361	Approaching $12,600

GAAP diluted earnings per share	$3.24	$2.51	$9.09	$7.06	Approaching $12.10
Intangible amortization per share	0.22	0.23	0.67	0.68	~0.90
Tax effect per share of intangible amortization	(0.05)	(0.08)	(0.16)	(0.25)	~(0.20)
Adjusted diluted earnings per share	$3.41	$2.66	$9.60	$7.49	Approaching $12.80

ADJUSTED CASH FLOWS FROM OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP cash flows from operations	$941	$7,546	$13,317	$16,173
Add: July CMS premium payments received in June	5,166	4,454	—	—
Less: October CMS premium payments received in September	—	(4,568)	—	(4,568)
Adjusted cash flows from operations	$6,107	$7,432	$13,317	$11,605